EXHIBIT 23.2


                         Consent of Independent Auditors




     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-80834) pertaining to the Cendant Membership Services, Inc. Savings Incentive Plan (formerly CUC International Inc. Savings Incentive Plan) of Cendant Corporation of our report dated June 27, 1997, with respect to the financial statements of the Cendant Membership Services, Inc. Savings Incentive Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



/s/ Ernst & Young, LLP
Stamford, Connecticut
July 10, 1998